                                                                    Exhibit 4.28

                                 [FACE OF BOND]

THIS BOND HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH BOND, BEFORE THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS BOND (OR ANY PREDECESSOR OF SUCH BOND), ONLY (A) TO THE COMPANY, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE BONDS ARE ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) UNDER OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSES (D) OR
(E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE BONDS ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT./1/
--------
/1/ The above restrictions will not apply to any security on or after the "Resale Restriction Termination Date" applicable to such Bond, or with respect to any Bond which has been sold or otherwise transferred pursuant to Rule 144A or a registration statement which has been declared effective under the Securities Act. "Resale Restriction Termination Date" shall mean the date on which the holding period under Rule 144(k) under the Securities Act expires with respect to such Bond. Any Bond issued on or after the Resale Restriction Termination Date need not contain this legend.

THIS BOND IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS BOND MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A BOND REGISTERED, AND NO TRANSFER OF THIS BOND IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                           CUSIP No. U95627 AA 0

                             WESTERN RESOURCES, INC.

              (Incorporated under the laws of the State of Kansas)


            $365,000,000 FIRST MORTGAGE BOND, 7 7/8% SERIES DUE 2007


                                 DUE May 1, 2007

No. S-1                                                               $2,585,000

     WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture as defined on the reverse hereof and hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on the 1st day of May, 2007, the sum of TWO MILLION FIVE HUNDRED EIGHTY FIVE THOUSAND ($2,585,000) in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the first day of May or November next preceding the date of this Bond (as defined on the reverse hereof) next preceding the date thereof, unless no interest has been paid on this Bond, in which case from May 10, 2002, at the rate of seven and seven-eighths percent (7 7/8%) per annum, payable semiannually, on the first days of May and November in each year, commencing November 1, 2002, until maturity, or, if this Bond shall be duly called for redemption or submitted for repurchase, until the redemption date or repurchase date, as the case may be, or, if the Company shall default in the payment of the principal or premium hereof, until, the Company's obligation with respect to the payment of such principal or premium shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any interest payment date as aforesaid will be paid to the person in whose name this Bond is registered at the close of business on the tenth day next preceding such interest payment date, or if such tenth day is not a business day, the business day next preceding such tenth day (the "record date"), unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of, premium on, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder's registered address.

     The person in whose name this Bond is registered is entitled to the benefits of a Registration Rights Agreement, dated as of May 10, 2002, among the Company and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph but not defined herein have the meanings assigned to them in the Registration

Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 180th day following the date of the original issuance of the Bond, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 270th day following the date of the original issuance of the Bond, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 315th day following the date of the original issuance of the Bond, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Bond in accordance with and during the periods specified in the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest on the Bonds from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.50% of the principal amount of the Bonds. Special Interest, if any, will be payable in cash on each interest payment date to the persons in whose name this Bond is registered on the applicable record date as provided above.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, WESTERN RESOURCES, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:


                                       WESTERN RESOURCES, INC.




                                       By  /s/ Paul R. Geist
                                         -----------------------------
                                       Paul R. Geist
                                       Senior Vice President and Chief Financial
                                       Officer

Attest:


 /s/ Larry D. Irick
---------------------------------
Larry D. Irick
Vice President, Corporate Secretary


                          CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated as of May 10, 2002.

                                       BNY MIDWEST TRUST COMPANY
                                         As Trustee

                                       By  /s/ Judy Bartolini
                                         -----------------------------

                             [REVERSE SIDE OF BOND]

     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to BNY Midwest Trust Company (herein called the "Trustee"), as Trustee (as successor to Harris Trust and Savings Bank), as amended by the indentures supplemental thereto including the thirty-fifth indenture supplemental thereto dated as of May 10, 2002 (herein called the "Supplemental Indenture"), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "$365,000,000 First Mortgage Bonds, 7 7/8% Series Due 2007" (herein called "Bonds of the 2007 Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

     To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company and (iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Indenture.

     This Bond is subject to redemption at any time and from time to time prior to maturity at the option of the Company at a price determined as provided in the Supplemental Indenture. Such redemption in every case shall be effected upon notice given by: (1) first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date, in each case, subject to the conditions of and as more fully set forth in the Indenture.

     Upon the occurrence of a Change of Control (as defined in the Supplemental Indenture), each holder of the Bonds shall have the right to require the Company to repurchase all or any part of such holder's Bonds at a purchase price equal to 101% of the principal, plus accrued and unpaid interest, if any, to the purchase date as provided in the Supplemental Indenture. Within 30 days following any Change of Control, the Company shall cause a notice of the Change of Control Offer to be delivered in accordance with the procedures set forth in the Supplemental Indenture.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     No director, officer, employee or stockholder of the Company will have any liability for any obligations of the Company under the Bonds or Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the Securities and Exchange Commission that this type of waiver is against public policy.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until BNY Midwest Trust Company, the Trustee (as successor to Harris Trust and Savings Bank) under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

     Customary abbreviations may be used in the name of a Bondholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

     The Company will furnish to any Bondholder upon written request and without charge a copy of the Indenture, which contains the text of this Bond in larger type. Requests may be made to: Western Resources, Inc., 818 Kansas Avenue, Topeka, Kansas, Attention: Corporate Secretary.


                                ASSIGNMENT FORM

                  To assign this Bond, fill in the form below:

                    I or we assign and transfer this Bond to

                     ---------------------------------------

                     ---------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


              (Print or type assignee's name, address and zip code)
---------------------------------------------------------------------- ---------
---------------------------------------------------------------------- ---------
---------------------------------------------------------------------- ---------
---------------------------------------------------------------------- ---------

and irrevocably appoint                             agent to transfer this Bond
on the books of the Company. The agent may substitute another to act for him.

Date:                 Your Signature:
     ---------------                 --------------------------------- ---------
                                     --------------------------------- ---------

       (Sign exactly as your name appears on the other side of this Bond)

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

                 REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $       principal amount of $365,000,000 First
Mortgage Bonds, 7 7/8% Series Due 2007 held in (check applicable space)
book-entry or      definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Bond or Bonds.

In connection with any transfer of any of the Bonds evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Bonds are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.    [ ]      to the Company; or

1.    [ ]      to the Securities Registrar for the registration in the name of the Holder, without transfer; or

1.    [ ]      inside the United States to a "qualified institutional buyer"
(as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

1.    [ ]      outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 and such Bond shall be held immediately after the transfer through Euroclear and Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

1.    [ ]      pursuant to another available exemption from registration
provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Bonds evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Company and the Trustee may require, prior to registering any such transfer of the Bonds, such legal opinions, certifications and other information as the Company and the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

---------------------------------------------------------------------- ---------

                                       ------------------------------- ---------
                                       Your Signature
---------------------------------------------------------------------- ---------
Signature Guarantee:
---------------------------------------------------------------------- ---------
Date:
     ----------------------------      ------------------------------- ---------
Signature must be guaranteed by a      Signature of Signature
participant in a recognized signature  Guarantor
guaranty medallion program or other
signature guarantor acceptable to the
Trustee
---------------------------------------------------------------------- ---------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided Rule 144A.

Dated:
      ---------------------------      ------------------------------- ---------
                                    NOTICE:  To be executed by an
                                                executive officer